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                                                                    EXHIBIT 23.2
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                        CONSENT OF INDEPENDENT AUDITORS
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We consent to the incorporation herein by reference of our report dated July 19,
2000, except as to Note 10 which is as of August 11, 2000, relating to the consolidated balance sheets of Phone.com, Inc. and subsidiaries as of June 30, 1999 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended June 30, 2000, and the related financial statement schedule, which report appears in the June 30, 2000 Annual Report on Form 10-K of Phone.com, Inc.



                                                 /s/ KPMG LLP

Mountain View, California
September 14, 2000